UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

Avantor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	Radnor Corporate Center Building One, Suite 200 100 Matsonford Road Radnor, PA	19087
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture

On November 6, 2020, a wholly-owned subsidiary of Avantor, Inc. (the “Company”), Avantor Funding, Inc. (the “Issuer”), closed its previously announced offering (the “Offering”) of €650,000,000 aggregate principal amount of the Issuer’s 2.625% Senior First Lien Notes due 2025 (the “Notes”). The Offering was made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an Indenture, dated as of November 6, 2020 (the “Indenture”), among the Issuer, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

Interest on the Notes begins accruing on November 6, 2020, the issue date of the Notes. Interest on the Notes accrues at a rate of 2.625% per year, payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2021. The Notes mature on November 1, 2025.

The net proceeds of the offering, along with the net proceeds of the Amendment No. 5 Dollar Term Loans (as defined below), borrowings under the Company’s A/R facility and cash on hand, were used (i) to redeem all of the Issuer’s outstanding 6.000% Senior First Lien Notes due 2024 (the “Existing Secured Dollar Notes”) on November 6, 2020, (ii) to redeem all of the Issuer’s outstanding 4.750% Senior First Lien Notes due 2024 (the “Existing Secured Euro Notes” and, together with the Existing Secured Dollar Notes, the “Existing Secured Notes”) on November 10, 2020 and (iii) to pay all fees and expenses related thereto.

Ranking; Guarantees; Security

The Notes are senior secured obligations of the Issuer and rank equal in right of payment with all of the Issuer’s existing and future senior indebtedness and senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness. The Notes are guaranteed on a joint and several secured basis by Vail Holdco Sub LLC, the Issuer’s direct parent and a direct wholly-owned subsidiary of the Company (“Holdings”), and each of Holdings’ wholly-owned domestic subsidiaries that guarantees obligations under the Issuer’s senior secured credit facilities (together with Holdings, the “Guarantors”). Such note guarantees rank equal in right of payment with all existing and future senior indebtedness of the Guarantors and senior in right of payment to all future subordinated indebtedness of the Guarantors. The Notes and the note guarantees are structurally subordinated to all of the existing and future indebtedness and other liabilities of any existing and future subsidiaries that do not guarantee the Notes.

The Notes and the note guarantees are secured on a first-priority basis by substantially all of the tangible and intangible assets of the Issuer and Guarantors that secure obligations under the Issuer’s senior secured credit facilities on an equal and ratable basis with the senior secured credit facilities. As a result, the Notes and the note guarantees are effectively senior to all of the Issuer’s and the Guarantors’ existing and future unsecured indebtedness and future second lien obligations to the extent of the value of the collateral securing the Notes and the note guarantees. The Notes and the note guarantees are effectively subordinated to certain of the Issuer’s indebtedness that is secured by assets or properties not constituting collateral securing the Notes to the extent of the value of such assets and properties.

Optional Redemption

The Issuer may, at its option, redeem the Notes, in whole or in part, at any time prior to November 1, 2022, at a price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the applicable “make-whole premium.” In addition, beginning on November 1, 2022, the Issuer may redeem all or a part of the Notes at a redemption price equal to 101.313% of the principal amount redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price decreases to 100.656% and 100.000% of the principal amount redeemed on November 1, 2023 and November 1, 2024, respectively. In addition, at any time prior to November 1, 2022, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Notes issued under the Indenture with the proceeds of certain equity offerings at a redemption price equal to (x) 102.625% of the aggregate principal amount of the Notes to be redeemed, with an amount equal to or less than the net cash proceeds from one or more equity offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (y) accrued and unpaid interest to, but excluding, the redemption date.

Repurchase at the Option of Holders

Upon the occurrence of a change of control triggering event or upon the sale of certain assets in which Issuer and its restricted subsidiaries do not apply the proceeds as required, the holders of the Notes will have the right to require the Issuer to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control triggering event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

Covenants; Events of Default

The Indenture contains covenants that, among other things, limit the ability of the Issuer and its restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. Neither the Company nor Holdings is subject to the restrictive covenants of the Indenture. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K (including the form of Notes included therein and filed as Exhibit 4.2 hereto), which is incorporated herein by reference.

Credit Agreement Amendment

On November 6, 2020 (the “Effective Date”), Avantor Funding, Inc. (the “Borrower”) entered into Amendment No. 5 (the “Credit Agreement Amendment”) to Credit Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, Amendment No. 3 to Credit Agreement, dated as of January 24, 2020 and Amendment No. 4, dated as of July 14, 2020, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Holdings, the Borrower, each of the Guarantors, Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Administrative Agent”),

Swing Line Lender and an L/C Issuer, the lenders party thereto (the “Lenders”) and Goldman Sachs Lending Partners LLC, as the New Term Lender.

Pursuant to the Credit Agreement Amendment, the Borrower obtained $1,175 million of senior secured U.S. dollar term loans (the “Amendment No. 5 Term Loans”). The Amendment No. 5 Term Loans bear interest initially at a rate of LIBOR plus a spread of 2.50% per annum (or the alternate base rate plus 1.50% per annum). In addition, the Amendment No. 5 Dollar Term Loans are subject to a 25 basis point step-down if the Borrower receives at any time a corporate family rating assigned by Moody’s of at least Ba3 (stable outlook) and a public corporate rating assigned by S&P of at least BB- (stable outlook) and for so long as such ratings remain at least at such level and are not withdrawn by Moody’s or S&P. The Amendment No. 5 Terms Loans were used to redeem the Borrower’s outstanding 6.000% Senior First Lien Notes due 2024 and 4.750% Senior First Lien Notes due 2024.

The final stated maturity of the Amendment No. 5 Term Loans is November 6, 2027. In addition, the Credit Agreement Amendment provides that in the event the Borrower prepays, replaces or refinances all or a portion of the Amendment No. 5 Term Loans at any time prior to the six month anniversary of the Amendment No. 5 Effective Date with any indebtedness under credit facilities in the form of similar term B loans that are broadly marketed or syndicated to banks and other institutional investors incurred primarily for the purpose of repaying, replacing or refinancing the Amendment No. 5 Term Loans at an effective yield that is less than the effective yield of the Amendment No. 5 Term Loans (excluding any indebtedness incurred in connection with a change of control or certain transformative acquisitions), a prepayment premium equal to 1% of the principal amount of Amendment No. 5 Term Loans being prepaid or 1% of the principal amount of the Amendment No. 5 Term Loans outstanding immediately prior to such amendment will be imposed on the Borrower.

The Amendment No. 5 Term Loans are guaranteed by the same subsidiaries of Holdings that guarantee the existing credit facilities under the Credit Agreement. The Amendment No. 5 Term Loans and the guarantees thereof are secured by the same collateral of the Borrower and the Guarantors that secures the Borrower’s obligations under the Credit Agreement on a pari passu basis.

In addition, the Administrative Agent, certain of the lenders and/or their respective affiliates have provided the Borrower and its affiliates with financial advisory, commercial banking and investment banking services for which they received customary fees and expenses.

The foregoing is a summary of the material terms of the Credit Agreement Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 1.02 Termination of Material Definitive Agreement.

On November 6, 2020, the Issuer satisfied and discharged the indenture governing the Existing Secured Notes (the “Existing Secured Notes Indenture”), dated as of October 2, 2017, as amended and supplemented from time to time, by and among the Issuer, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent. As a result, the Issuer and guarantors of the Existing Secured Notes have no further obligations under the Existing Secured Notes, the related guarantees or the Existing Secured Notes Indenture.

In addition, on November 6, 2020, the Issuer completed the redemption in full of the $1,500,000,000 aggregate principal amount of issued and outstanding Existing Secured Dollar Notes at a price of $1,045.00 per $1,000 aggregate principal amount of Existing Secured Dollar Notes, plus accrued and unpaid interest to, but excluding, the redemption date. The Issuer will also redeem in full the €500,000,000 aggregate principal amount of issued and outstanding Existing Secured Euro Notes on November 10, 2020, at a price of €1,035.63 per €1,000 aggregate principal amount of Existing Secured Euro Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of November 6, 2020, among Avantor Funding, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Notes Collateral Agent.

4.2	Form of Global Note for 2.625% Senior First Lien Notes due 2025 (included in Exhibit 4.1).

10.1	Amendment No. 5 to the Credit Agreement, dated as of November 21, 2017 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 27, 2018, Amendment No. 2 to Credit Agreement, dated as of June 18, 2019, Amendment No. 3 to Credit Agreement, dated as of January 24, 2020 and Amendment No. 4, dated as of July 14, 2020), among Vail Holdco Sub LLC, Avantor Funding, Inc., each of the Guarantors, each of the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent and collateral agent, Swing Line Lender and an L/C Issuer, the lenders party thereto and Goldman Sachs Lending Partners LLC, as the New Term Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2020		Avantor, Inc.

	By:	/s/ Steven Eck
Steven Eck Senior Vice President and Chief Accounting Officer